Exhibit 21.1
Subsidiaries of the Registrant
Allion Healthcare, Inc. and Subsidiaries:
Access Healthcare Services, LLC, a Pennsylvania corporation
Access Therapeutics, Inc., a Delaware corporation
Alligenix, Inc., a Delaware corporation
Atlas Respiratory Services, Inc., a Delaware corporation
Biomed California, Inc., a California corporation
Biomed Florida, Inc., a Florida corporation
Biomed Healthcare, Inc., a Delaware corporation
Biomed Kansas, Inc., a Kansas corporation
Biomed PA, Inc., a Pennsylvania corporation
Biomed Pharmaceuticals, Inc., a Delaware corporation
Biomed Texas, Inc., a Texas corporation
Mail Order Meds of Florida, LLC, a Florida limited liability company
d/b/a: MOMS Specialty Care Pharmacy
Medicine Made Easy, a California corporation
d/b/a: MOMS Pharmacy; Priority Pharmacy; Whittier Pharmacy
Moms Pharmacy, Inc., a California corporation
Moms Pharmacy, Inc., a New York corporation
Moms Pharmacy of Brooklyn, Inc., a New York corporation
d/b/a: Maiman’s Pharmacy
North American Home Health Supply, Inc., a California corporation
Oris Health, Inc., a California corporation
d/b/a: Oris Medical Systems
Specialty Pharmacies, Inc., a Washington corporation
d/b/a: Castro Street Pharmacy; Cherry Street Pharmacy; Castro and Duboce Pharmacy; 2nd Street Pharmacy and Moms Pharmacy